InspireMD Announces CGuardTM Distribution Agreement for the Russian Federation

Tel Aviv—March 20, 2017 - InspireMD, Inc. (NYSE MKT:NSPR) (NYSE MKT:NSPR.WS) (“InspireMD” or the “Company”), a leader in embolic prevention systems (EPS) / thrombus management technologies and neurovascular devices, today announced it has signed an agreement with Nerin Assets OU (“Nerin”), a leading regional distributor, covering the Russian Federation to distribute CGuardTM EPS (Embolic Prevention System).

Agustin Gago, EVP and Chief Commercial Officer of InspireMD, commented, “In addition to refocusing our distribution strategy across Europe, we are also aggressively entering new global markets. At the end of last year, we received regulatory approval for CGuardTM EPS in Russia. We have since moved swiftly to sign an agreement with one of the leading distributors in the country and are in the midst of preparation for launch during this quarter. Nerin has relationships with the top physicians from all the clinical specialties treating carotid artery disease, enabling us to penetrate all market segments in the Russian Federation. The agreement includes minimum required purchases and Nerin plans to expand its sales force and clinical specialists to focus on CGuardTM EPS.”

Mr. Daniel Golubtsov, Managing Director of Nerin Assets OU, stated, “We are very pleased to be working with InspireMD and see the CGuardTM as a game changing medical device for treating carotid artery disease with potentially dramatic safety advantages over both conventional carotid stents as well as surgical options. We see significant potential for CGuardTM in Russia as this is a sizeable market with the highest per capita prevalence of carotid artery disease and stroke in Europe, where carotid artery stenting is increasingly becoming the preferred intervention versus surgery.”

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet™ technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuard™), neurovascular, and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE MKT under the ticker symbol NSPR and certain warrants are quoted on the NYSE MKT under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone: 1-888-776-6804 FREE

Email: craigs@inspiremd.com

Crescendo Communications, LLC

David Waldman

Phone: (212) 671-1021

Email: NSPR@crescendo-ir.com